UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Terrapin 3 Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-4388636
(State of incorporation or organization)	(I.R.S. employer identification no.)

590 Madison Avenue
35th Floor
New York, NY 10022
(212) 710-4100

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one share of Class A Common Stock and one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Class A Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-196980

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Terrapin 3 Acquisition Corporation (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the Company’s prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-196980) filed with the Securities and Exchange Commission on June 23, 2014, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

3.3	Second Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

3.4	Third Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

3.5	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

3.6	Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980) filed with the Securities and Exchange Commission on July 11, 2014).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-196980), filed with the Securities and Exchange Commission on July 11, 2014).

10.3	Form of Forward Purchase Contract by and among the Company and MIHI LLC (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-196980), filed with the Securities and Exchange Commission on June 23, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Sanjay Arora
Chief Executive Officer

Dated: July 16, 2014